Registration No. 33-54881


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                         Post-Effective Amendment No. 1
                                       to
                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               HALLIBURTON COMPANY
             (Exact name of Registrant as specified in its charter)

             Delaware                                      75-2677995
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)


                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                               HALLIBURTON COMPANY
                     1993 STOCK AND LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                LESTER L. COLEMAN
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                               HALLIBURTON COMPANY
                               3600 Lincoln Plaza
                                500 N. Akard St.
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 978-2600
          (Telephone number, including area code, of agent for service)

This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Halliburton Company, a Delaware corporation (now Halliburton Energy Services, Inc.) (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") of Halliburton Merge Co., a Delaware corporation, with and into the Company, with the Company being the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the Merger, which was consummated at 11:30 a.m., Eastern Standard Time, on December 12, 1996 (the "Effective Time"), each share of the common stock of the Company issued and outstanding or held in its treasury was converted into one share of common stock of Halliburton Hold Co., a Delaware corporation (the "Registrant"), the Registrant became the holding company for the Company and its operating subsidiaries and the Company became an indirect wholly-owned subsidiary of the Registrant. At the Effective Time, the name of the Company was changed to Halliburton Energy Services, Inc. and shortly after the Effective Time, the name of the Registrant was changed to Halliburton Company.

In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this Registration Statement, as well as the plan to which it relates, of the Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The registration fees were paid at the time of the original filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, heretofore filed with the SEC by the Registrant pursuant to the Exchange Act, are incorporated herein by reference.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) The Registrant's Current Reports on Form 8-K dated January 13, 1997, January 22, 1997, January 29, 1997, February 6, 1997, February 11,
     1997 (two reports), February 20, 1997, March 3, 1997, March 14, 1997, March 27, 1997, April 23, 1997 and May 7, 1997 (two reports); and

         (d) The description of the Common Stock and the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-B dated December 12, 1996.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") generally gives a corporation the power to indemnify any of its officers or directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain threatened, pending or completed actions, suits or proceedings provided generally that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful.

         Article TENTH of the Registrant's Certificate of Incorporation, as amended, traces substantially all of the language of Section 145 of the DGCL. Such Article provides that the Registrant shall indemnify officers, directors, employees and agents of the Registrant in those instances and under circumstances where indemnification is authorized under said statute.

         Provisions of the Registrant's By-laws, as amended, also provide generally that while serving as a director or officer of the Registrant such director or officer shall be indemnified and held harmless to the fullest extent authorized by the DGCL, as the same exists or as it may hereafter be amended.

         The Registrant has entered into indemnification agreements with each of its directors which provide for indemnification as permitted by the DGCL, and provide that the Registrant will pay certain expenses incurred by a director in connection with any threatened, pending or completed action, suit or proceeding, whether criminal or civil, where the director's involvement is by reason of the fact that he is or was a director of the Registrant. Such amounts include attorneys' fees and other expenses customarily incurred in connection with legal proceedings and, in the case of proceedings other than actions by or in the name of the Registrant, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred. A director will be entitled to indemnification under such agreements if he acted in good faith and in a manner which he reasonably believed was in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reason to believe his conduct was unlawful.




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



         Article FIFTEENTH of the Registrant's Certificate of Incorporation, as amended, generally provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for any matter under Section 174 of the DGCL or any amendment thereto or by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the Registrant or its stockholders, (ii) in acting or failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit.

         The Registrant provides liability insurance for its directors and officers for certain losses arising from claims or charges which may be made against them while acting in their capacities as directors or officers of the Registrant.

Item 8.  Exhibits.

4.1 Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit
         3.1 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

4.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

4.3 Rights Agreement dated as of December 1, 1996, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

5 Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent  of Vinson & Elkins  L.L.P. included  in the  opinion  filed as
         Exhibit  5 to this  Registration Statement.

24       Powers  of  attorney   authorizing   certain   officers  to  sign  this
         Registration Statement and amendments thereto on behalf of directors.

Item 9.  Undertakings.

     (a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.



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


         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this the 15th day of May, 1997.

                                            HALLIBURTON COMPANY


                                            By  /s/ RICHARD B. CHENEY
                                               -------------------------
                                                Richard B. Cheney
                                                Chairman of the Board, President
                                                   and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                         Date


    /s/ RICHARD B. CHENEY       Chairman of the Board, President    May 15, 1997
 -----------------------------  and Chief Executive Officer and Director
     Richard B. Cheney          (Principal Executive Officer)



    /s/ DAVID J. LESAR          Executive Vice President            May 15, 1997
------------------------------  and Chief Financial Officer
     David J. Lesar             (Principal Financial Officer)




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




    /s/ R. CHARLES MUCHMORE     Vice President and Controller       May 15, 1997
------------------------------  (Principal Accounting Officer)
     R. Charles Muchmore


    *  ANNE L. ARMSTRONG        Director                            May 15, 1997
------------------------------
       Anne L. Armstrong


    *  LORD CLITHEROE           Director                            May 15, 1997
------------------------------
      Lord Clitheroe


    *  ROBERT L. CRANDALL       Director                            May 15, 1997
------------------------------
       Robert L. Crandall


    *  W. R. HOWELL             Director                            May 15, 1997
------------------------------
      W. R. Howell


    *  DALE P. JONES            Director                            May 15, 1997
------------------------------
      Dale P. Jones


    *  DELANO E. LEWIS          Director                            May 15, 1997
------------------------------
      Delano E. Lewis


    *  C. J. SILAS              Director                            May 15, 1997
------------------------------
      C. J. Silas


    *  ROGER T. STAUBACH        Director                            May 15, 1997
------------------------------
      Roger T. Staubach


    *  RICHARD J. STEGEMEIER    Director                            May 15, 1997
------------------------------
      Richard J. Stegemeier


    *  E. L. WILLIAMSON         Director                            May 15, 1997
------------------------------
      E. L. Williamson


*By:  /s/ SUSAN S. KEITH
    --------------------------
       Susan S. Keith
         Pursuant to
      Power of Attorney


Date:  May 15, 1997






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




                                INDEX TO EXHIBITS

Exhibit No.       Description                                           Page No.


**4.1 Certificate of Incorporation, as amended, filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

**4.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

**4.3 Rights Agreement dated as of December 1, 1996, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form 8-B dated December 12, 1996, File No. 1-03492).

*5         Opinion  of Vinson & Elkins L.L.P. as to the legality of the     7
           securities being registered.

*23.1      Consent of Arthur Andersen LLP.                                  9

*23.2      Consent of Vinson &  Elkins  L.L.P. included in the  opinion     7
           filed as Exhibit 5 to this Registration Statement.


*24        Powers of attorney  authorizing  certain  officers to           10
           sign this Registration Statement and amendments thereto on behalf of directors.


--------------------

*      Filed herewith.

**     Previously filed.



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